SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 15, 2011

EXPLORTEX ENERGY, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-52152	98-0489027
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

22503 Katy Freeway
Katy, Texas 77494
 (Address of Principal Executive Offices)

281-994-4267
 (ISSUER TELEPHONE NUMBER)

6586 Hypoluxo Road #150
Lake Worth, FL 33467
(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2011, pursuant to the terms of a Working Interest Acquisition and Development Agreement (“Agreement”), Explortex Energy, Inc. (“Explortex”) has acquired from Borderline Operating Corp. (“Borderline”) the farm in, known as the Bryson Project, to an 80% working interest in a 75% Net Revenue lease 300 acres in Jack County, Texas, who plans to drill a total of five (5) wells on the acreage

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits

	2.1	WORKING INTEREST ACQUISITION AND DEVELOPMENT AGREEMENT between Borderline Operating Corp. and Explortex Energy, Inc., dated March 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORTEX ENERGY, INC.

By: /s/ Kenneth E. Martin
Kenneth E. Martin
Chief Executive Officer Chief Financial Officer

Dated: March 15, 2011